SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                           -------------------------
            (Exact name of registrant as specified in its charter)

              Delaware                                       13-2740599
              --------                                       ----------
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)

         World Financial Center
         North Tower
         250 Vesey Street
         New York, New York                                          10281
      -------------------------                                      -----
(Address of principal executive offices)                          (Zip Code)

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If this form relates to the registration of a                   If this form relates to the registration of a
class of securities pursuant to Section 12(b) of                class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to                   the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                     General Instruction A.(d), please check the
following box.  |X|                                             following box.  | |

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Securities Act registration statement file number to which this form relates:   333-68747
                                                                              ------------

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Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                   Name of each exchange on which
    to be so registered                   each class is to be registered
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Medium-Term Notes, Series B                                            American Stock Exchange
1.0% Callable and Exchangeable
Stock-Linked Notes due July 20, 2006
(Linked to the performance of the Common
Stock of AT&T Corp.)
Securities to be registered pursuant to Section 12(g) of the Act:

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                                     None
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                               (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of the general terms and provisions of the Medium-Term Notes, Series B 1.0% Callable and Exchangeable Stock-Linked Notes due July 20, 2006 (Linked to the performance of the Common Stock of AT&T Corp.) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated July 13, 1999, the Prospectus Supplement dated May 6, 1999 and Prospectus dated May 6, 1999, attached hereto as Exhibit 99(a), are hereby incorporated by reference.

Item 2.  Exhibits.

     99(a)    Pricing Supplement dated July 13, 1999, Prospectus
              Supplement dated May 6, 1999 and Prospectus dated May 6, 1999 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b) Form of Note for Series B 1.0% Callable and Exchangeable Stock-Linked Notes due July 20, 2006 (Linked to the performance of the Common Stock of AT&T Corp.).

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              MERRILL LYNCH & CO., INC.



                                              By:  /s/  Andrea L. Dulberg
                                                   --------------------------
                                                       Andrea L. Dulberg
                                                       Secretary

Dated:  July 13, 1999

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                               INDEX TO EXHIBITS

Exhibit No.                                                          Page No.
-----------                                                          --------

99(a)     Pricing Supplement dated July 13, 1999, Prospectus
          Supplement dated May 6, 1999 and Prospectus dated
          May 6, 1999 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b) Form of Note for Series B 1.0% Callable and Exchangeable Stock-Linked Notes due July 20, 2006 (Linked to the performance of the Common Stock of AT&T Corp.).

99(c)     Copy of Indenture between Merrill Lynch & Co., Inc. and
          The Chase Manhattan Bank dated as of October 1, 1993, as amended.*


* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).